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                                                                    EXHIBIT 99.2

                                  AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

         This Amendment to Registration Rights Agreement (the "Agreement") is made as of August 14, 2002, by and among Insight Enterprises, Inc., a Delaware corporation (together with its successors, the "Company") and Philip E. Corcoran, Charles S. Wolande, Timothy McGrath and Michael V. Wise (collectively, the "Initial Shareholders").

                                    RECITALS:

         A. The Company, Philip E. Corcoran and Charles S. Wolande are parties to a Stock Purchase Agreement dated as of April 25, 2002, which also includes as parties Comark, Inc. an Illinois corporation and Comark Investments, Inc., an Illinois corporation (the "Transaction Agreement").

         B. In order to induce Philip E. Corcoran and Charles S. Wolande to enter into the transactions set forth in the Transaction Agreement, the Company agreed to provide the Initial Shareholders with certain registration rights with respect to the shares of Common Stock issued to the Initial Shareholders pursuant to or at the same time as the closing of the Transaction Agreement (the "Transaction Shares").

         C. The terms and conditions of such registration rights are set forth in a Registration Rights Agreement, also dated as of April 25, 2002, which was executed in connection with the closing of the transactions contemplated by the Transaction Agreement (the "Registration Rights Agreement").

         D. The parties now wish to amend Section 2.1(a) of the Registration Rights Agreement.

                                   AGREEMENT:

         In consideration of the mutual promises and covenants set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendment to Section 2.1(a).

         Section 2.1(a) is hereby replaced by the following language, effective immediately.

         2.1      Registration Requirements.

                  (a) Subject to the terms and conditions of this Agreement, no later than August 19, 2002, the Company shall file with the SEC and shall use its reasonable commercial efforts to cause the SEC to declare effective an appropriate registration statement on Form S-3 (or any successor or other appropriate form) under the 1933 Act for the registration of the Registrable Securities (the "Registration Statement"). Furthermore, at the time of filing of the Registration Statement, the Company shall file (A) such blue sky filings as shall have been reasonably requested by the Selling Shareholders; and (B) any required filings with the National
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Association of Securities Dealers, Inc. or the Principal Market. The Company
shall use its reasonable commercial efforts to have all filings declared effective as promptly as practicable.

2.       Other Provisions Unchanged.

         Except as amended hereby, all provisions and terms of the Registration Rights Agreement shall remain in force and unchanged.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                INSIGHT ENTERPRISES, INC.


                                        By:  /s/    Stanley Laybourne
                                             Name:  Stanley Laybourne
                                             Title: Chief Financial Officer
                                             Address:  Insight Enterprises, Inc.
                                                       1305 West Auto Drive
                                                       Tempe, Arizona  85283

                                             Facsimile No.: (480) 902-5690

INITIAL SHAREHOLDERS:

                                        /s/ Philip E. Corcoran
                                        Philip E. Corcoran


                                        /s/ Charles S. Wolande
                                        Charles S. Wolande

                                        /s/ Timothy J. McGrath
                                        Timothy J. McGrath

                                        /s/ Michael V. Wise
                                        Michael V. Wise


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